CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

M&A Holding Corp.

205-4625 Evergreen Lane Delta

BC V4K 2W6

Canada

Gentlemen:

We consent to the use in this Amendment No. 4 to the Registration Statement on Form S-1/A of our report dated May 8, 2015 relating to the financial statements of M&A Holding Corp. as of December 31, 2014, and for the period from November 5, 2014 (inception) to December 31, 2014, and to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Paritz & Company, P.A.

Paritz & Company, P.A.

Hackensack, New Jersey

May 28, 2015